GRAY CAPITAL PARTNERS, LLC

2312 Blalock Drive

Austin, TX 78758

April 1, 2004

CONFIDENTIAL

Mr. Bala Vishwanath

Chief Executive Officer, Smarte Solutions, Inc.

611 South Congress Ave, Suite 350, Austin, Texas  78704

Re:

Engagement Agreement

Dear Mr. Vishwanath:

This engagement letter (the “Engagement Letter”) is written to confirm the agreement between Smarte Solutions, Inc (the "Company" or "Client") and Gray Capital Partners, LLC ("GCP") regarding the Company’s intent to conduct a public offering of its common stock (the "Offering"), whereby GCP will participate as a financial advisor in the offering to raise  a minimum of $2,500,000 and a maximum of  $5,000,000 (“GCP Raise”), in accordance with the terms outlined in Exhibit B attached.

We hereby confirm the interest of GCP in acting on a best efforts basis as the Company's exclusive financial advisor in connection with the Offering.  This letter sets forth selected terms of our engagement.

1.

Offering Services. As the Company's exclusive marketing agent, GCP will provide the Company with a comprehensive program of services designed to promote an orderly equity distribution. GCP will provide financial and logistical advice to the Company concerning the Offering and related issues. Such services shall include those listed in Exhibit A, which is attached hereto and made a part hereof for all purposes. We propose that the pricing of the Common Stock be $0.36 per share, unless otherwise determined by the Company.

2.

Preparation of Offering Documents. The Company will draft the Registration Statement and other materials to be used in connection with the Offering.  GCP will attend meetings to review these documents and assist the Company with its preparation.

3.

Due Diligence Review. Prior to the filing of the Registration Statement, or any amendment thereto, which includes GCP's name or any other document naming GCP as the Company's financial advisor and marketing agent, GCP and its representatives will undertake substantial investigations to learn about the Company's business and operations ("due diligence review") in order to confirm information provided to us and to evaluate information to be contained in the Company's Registration Statement.  The Company agrees that it will make available to GCP all relevant information, whether or not publicly available, which GCP reasonably requests, and will permit GCP to discuss personnel and the operations and prospects of the Company with management. GCP will treat all proprietary, trade secret and other non-public information of the Company as confidential. The Company acknowledges that GCP will rely upon the accuracy and completeness of all information received from the Company, its officers, directors, employees, agents and representatives, accountants and counsel.  GCP will submit documents which it prepares at the request of the Company to the Company for its review and approval prior to use in negotiations with or release to prospective interested investors.  GCP will not release any prepared documents to prospective investors if the Company believes that such documents would violate applicable federal or state securities laws.  To the extent such documents have been released to one or more prospective investors, GCP agrees to use its best commercial efforts to recall all distributed documents or distribute any amendment necessary to gain compliance with applicable law.

4.

Regulatory Filings. Upon satisfactory completion of GCP's due diligence review, a Company Registration Statement with respect to the Offering may be filed if so determined by the Company with the Securities and Exchange Commission ("SEC") and such state securities commissioners as may be determined by the Company.  No filings naming GCP as the Company's investment banker shall be made without the prior written consent of GCP, which consent shall not be unreasonably withheld.

5.

Marketing Agent Agreement. The specific terms of the Offering and any broker-assisted sales services contemplated in this letter shall be set forth in a Marketing Agent Agreement between GCP and the Company to be executed prior to commencement of the Offering.  Sales of shares in the Offering will be contingent upon, among other things, the absence of material adverse developments and the completion of the Offering. The Marketing Agent Agreement, and any Selected Dealer Agreements shall be prepared by counsel for GCP for review and approval by the Company, and such counsel shall make all required filings with the National Association of Securities Dealers, Inc. (the “NASD”)

6.

Representations, Warranties and Covenants. The Marketing Agent Agreement will provide for customary representations, warranties and covenants by the Company, including, without limitation, with respect to indemnification and contribution.

7.

Exclusivity.  GCP and the Company collectively agree that GCP will have the exclusive right from the date of this Engagement Letter through December 31, 2004 to provide investment banking and financial advisory services to the Company with respect to financing and/or mergers and acquisitions transactions originated by GCP (a "Transaction"), with the fees for such transactions to be determined based on the success fees calculated below.  Notwithstanding such expiration dates, this Engagement Letter, including the right to arrange the Offering with interested prospects originated by GCP, will remain in full force and effective for a period of twelve months from the time of termination of this Engagement Letter. In the event the Company desires to terminate the agreement with GCP for reasons other than Termination for Cause or Termination for Performance (defined below) in order to conduct a transaction with: Install Shield Corporation or Digital River within the first nine months following the signing of this Engagement Agreement, the Company agrees to pay GCP the aggregate amount of actual expenses incurred to date as well as a termination fee of $250,000

8.

Fees.  For the services hereunder, the Company shall pay the following fees to GCP:

a)

The Company will bear expenses of the proposed offering customarily borne by issuers, including, without limitation, SEC, "Blue Sky," NASDAQ, American Stock Exchange and NASD filing and registration fees; the fees of the Company's accountants, attorneys, transfer agent and registrar, printing, mailing and marketing expenses associated with the Offering.  These fees, referred to as the Financial Advisory Fee, are anticipated to be upto $75,000 in aggregate. Should the Offering be terminated for any reason not attributable to the action or inaction of GCP, GCP shall be entitled to be reimbursed for its reasonable out-of-pocket expenses through the date the termination occurred, including any accrued and reasonable legal fees expended by GCP subject to the aggregate limit in Section 8 hereof. The Company may retain independent service providers to perform such legal, accounting, audit and documentation preparations required to conduct the Offering.  In the event that the Company elects to retain its own service providers, appropriate adjustments will be made to the Financial Advisory Fee in accordance with the anticipated fees for service detailed in the timeline identified in Exhibit C.

A success fee shall be charged based on the aggregate purchase price of the Company’s common stock sold in the Offering as related to GCP Raise only as follows:  (i) 7% of such amount in cash, (ii) 1% of such amount in common stock of the Company, (iii) 7% of such amount in warrants to purchase common stock of the Company at a per share exercise price equal to the per share price of the Company’s common stock sold in the Offering and (iv) 4% of such amount in warrants to purchase common stock of the Company at a per share exercise price equal to the per share price of the Company’s common stock sold in the offering multiplied by 165%.  The cash and equity components of the success fee are due and payable at the closing of the Offering, pursuant to the written instructions of GCP, with the cash success fee payable from proceeds.  The Warrants represented at 100% of the offering price will have a term of twelve months from the date of Registration of the initial offering.  The Warrants represented at 165% of the offering price will have a term of eighteen months from the date of Registration of the same initial offering.

b)

GCP, at its sole discretion, may decide to utilize selected broker-dealers to participate in the Offering.  In the event that GCP exercises its right to utilize other parties in the Offering, it will be GCP’s obligation to pay the other parties out of the compensation to be received under the terms of this agreement due GCP.  The specific terms of the Offering and any broker-assisted sales services contemplated in this letter shall be set forth in a Marketing Agent Agreement.

9.

Future Sales. It is understood that during the period of the proposed Offering, the Company will not sell any equity without GCP's prior written consent which shall not be unreasonably withheld or delayed.  Prior to the effective date of the Registration Statement, the Company will cause all of its officers and directors and [greater than 5%] shareholders to enter into an undertaking with GCP pursuant to the terms of which such shareholder will agree he will not sell any shares owned directly or indirectly by him to the public for a time period and according to the plan as defined in Exhibit D from the date of the definitive Prospectus used in the Offering without GCP 's prior written consent.

10.

Progress and Reporting.  GCP will report regularly on the status of the matter, and on significant developments as they occur as they relate to the milestone and timeline commitments identified in Exhibit C.  It is also regular practice to provide the Company with copies of all significant documents, and to inform the Company of all significant communications in the matter.  GCP will forward  written communications to Mr. Bala Vishwanath  GCP requests that Mr. Vishwanath remain in close contact with GCP, further requesting that Mr. Vishwanath be available for consultation as developments occur, and to instruct and give GCP authority as necessary and advisable in the Company's discretion.  If  there are any questions or concerns about the matter, it is requested that they are raised immediately in order to be addressed and resolved promptly and effectively.

GCP will communicate from time to time with clients using telecopiers, cell telephones and email.  These forms of communication are not secure against unauthorized access.  These forms of communication do not ensure the confidentiality of their contents and there is therefore some risk of disclosure and loss of confidentiality or attorney-client privilege in using these forms of communication. Objections to using any one or more of these forms of communication should be made known immediately.  The Company does not waive any confidentiality or attorney-client privilege by virtue of this Agreement or the use of such forms of communications.

11.

Record Retention.  At the conclusion of this matter, GCP will return any related valuable property which has been entrusted to us.  GCP will dispose of any and all superfluous documents consistent with maintaining the confidentiality of the contents of those documents.

12.

Conditions. GCP's willingness and obligation to proceed hereunder shall be subject to, among other things, GCP’s satisfaction (which shall be determined in good faith by GCP after reasonable determination and consideration of all relevant factors) of the following conditions:  (a) full and satisfactory disclosure of all relevant material financial and other information in the disclosure documents; (b) no material adverse change in the condition or operations of the Company subsequent to GCP 's due diligence review; (c) no market conditions at the time of Offering which in GCP's opinion make the sale of the shares by the Company inadvisable; (d) the agreement between the Company and GCP as to the offering price and (e) the capital structure of the Company shall acceptable to GCP.

In addition to the above, the Company understands and agrees that if, at any time from the effective date of this Offering as defined in Exhibit D, it should file a registration statement with the SEC, or a Notification on Form 1-A under the Securities Act of 1933, as amended (the “Securities Act”), the Company, at its own expense, shall offer to the holders of the warrants mentioned above the opportunity to register or qualify the common stock issuable upon the exercise of the warrants in such registration statement, limited in the case of a Regulation A Offering to the amount of the available exemption.  In the event that the Company becomes eligible to register its common stock on Form S-3 under the Securities Act, the holder of warrants may demand that the Company register its common stock issuable upon the exercise of the warrant with the SEC on Form S-3.  The minimum offering size of any registration on Form S-3 shall be $1,000,000.  The Company may defer a Form S-3 filing for up to ninety days once during any twelve month period.   No more than two Form S-3 registrations are permitted during any one twelve month period.

13.

Benefit. This letter supersedes and replaces all prior correspondence between GCP and the Company with respect to the subject matter of this Engagement Letter. No party to this letter agreement may assign its duties and obligations hereunder without the prior written consent of the other parties. This Engagement Letter shall inure to the benefit of the parties hereto and their respective successors and assigns and to the parties indemnified hereunder and their successors and assigns, and the obligations and liabilities assumed hereunder by the parties hereto shall be binding upon their respective successors and assigns.

14.

1934 Act Registration.  The Company agrees that for at least one year after the date on which it becomes subject to the periodic reporting requirements under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) the Company will timely file with the SEC all current and periodic reports as required by the Exchange Act, including all rules and regulations promulgated thereunder, unless the Company is a party to any change in control transaction.  The Company, upon request of GCP, will promptly, upon becoming eligible, apply for listing on the American Stock Exchange ("ASE"), or if the Company is not eligible for ASE, on the NASD Automatic Quotation System, if it is eligible. The Company shall obtain a CUSIP number for its common stock and shall maintain a transfer agent reasonably acceptable to GCP.

15.

Termination.  Either party, as applicable, shall have the right, in addition and without prejudice to any other rights or remedies, to terminate this Engagement Letter as follows:

Termination for Convenience.

a.

This Engagement Letter hereunder may be terminated at any time without cause by either GCP or the Company upon sixty (60) days written notice thereof to the other party provided, however, that if the Company has terminated this Agreement for convenience, GCP will be entitled to the full amount of the fees and expenses pursuant to the terms and conditions set forth in Paragraphs 8 and 9 above in the event that at any time during the 12 months following the termination of this Engagement Letter the Company consummates the Transaction; and provided, further, that the termination of this Engagement Letter by the Company for convenience shall not affect the Company's obligation to pay the financial advisory fee set forth in Paragraph 8(a) above, and the fees and expenses to the extent provided in Paragraph 9 above, and to indemnify GCP and certain related persons and entities with respect to actions and omissions prior to such termination.

Termination for Cause.

a.

By GCP, upon thirty (30) days’ written notice to cure, and if the matter is not cured within the thirty (30) days notice, if Client fails to pay the amounts due to GCP pursuant to section 8;

b.

By either party, for any material breach of this Engagement Letter or

c.

By either party, effective immediately upon written notice if (a) all or a substantial portion of the assets of the other party are transferred to an assignee for the benefit of creditors, to a receiver, or to a trustee in bankruptcy, (b) a proceeding is commenced by or against the other party for relief under the bankruptcy or similar laws and such proceeding is not dismissed within ninety (90) days, or (c) the other party is adjudged bankrupt.

Obligations upon Termination.  Either party, as applicable, shall have Obligations upon termination of this Agreement as follows:

a.

Ownership by Company. Company and GCP agree that any and all copyrights, trademarks, patents, trade secrets, Confidential Information, and any other proprietary rights are the property of Company. GCP does not have any right, ownership, or title in any copyrights, trademarks, patents, trade secrets, Confidential Information, or any other proprietary rights of Company.  Upon termination of this Agreement, by either party, all of the assets owned by Company, including but not limited to: the name Smarte Solutions, Inc., any and all intellectual property, hardware, software, bank accounts and balances, and any other item owned by the Company, shall remain that of the Company.  GCP agrees to be bound to the obligation to release all such assets to the Company.

b.

Assignment of Rights, GCP specifically agrees that all copyrights and other proprietary rights in business plans, files, documentation, reports, notes, and related materials that are paid for by Company or developed by GCP in connection with this Agreement are owned by Company, and GCP assigns to Company all right, title, and interest in the copyrights and other proprietary rights.

Termination for Performance.

a.

By Company, upon thirty (30) days’ written notice, if GCP fails to meet any of the milestones or other deadlines required pursuant to Exhibit C;

b.

By Company for non performance, in the event that GCP fails to close the offering within nine (9) months, then Company shall be relieved of its obligations to GCP and this agreement terminated.

16.

Confidentiality.  Neither party shall, without the other parties prior written consent, use for itself or for others, or disclose to any third party any of such other party’s confidential information, knowledge or data, whether of a technical, business or other nature, including but not limited to, information which relates to such other party’s trade secrets, product apparatus, process, formula, manufacturing method, promotional strategy, manner of doing business, policy, procedure, proprietary right or business affairs (hereinafter “Confidential Information”).  Both parties shall keep such Confidential Information secret and confidential and shall take reasonable precautions to prevent any unauthorized use or disclosure of such Confidential Information.

For purposes of this Engagement Letter, Confidential Information does not include any information that: (a) the recipient party can prove was lawfully known prior to the date of this Engagement Letter and any other contact between the parties hereto; (b) is or lawfully becomes part of the public domain through no act or violation of any obligation of the recipient party, or (c) must be disclosed by legal or governmental action, rule or regulation, provided that the recipient party provides to the other party advance written notice of its intended disclosure pursuant to this section sufficient to enable the other party to seek a protective order or other appropriate relief from disclosure.

Except as required by applicable law or otherwise provided above, no opinion rendered or advice given by GCP, whether formal or informal, may be disclosed in whole or in part, or summarized, excerpted from or otherwise publicly referred to, or made available to third parties without GCP’s prior written consent.  In addition, neither GCP nor its advice may be otherwise publicly referred to without its prior written consent.  The Company acknowledges that any report or analysis rendered by GCP pursuant to this engagement is rendered for use solely by the management of the Company and its agents in connection with the Offering.  Accordingly, it is agreed that the Company will not provide any such information to any other person without GCP’s prior written consent. GCP acknowledges that in offering the Company's securities, no person will be authorized to give any information or to make any representation not contained in the Registration Statement and related offering materials filed as part of the Registration Statement to be declared effective in connection with the Offering.  Accordingly, GCP agrees that in connection with the Offering it will not give any unauthorized information or make any unauthorized representation.

17.

Public Disclosure.  The Company agrees that GCP has the right to place press releases and or advertisements in financial and other newspapers and journals at its own expense describing its services to the Company hereunder, provided that GCP will submit a copy of any such press releases and or advertisements to the Company for its approval, which approval shall not be unreasonably withheld or delayed.

18.

Invalidity.  If any provision of this Engagement Letter shall be held or made invalid by a statute, rule, regulation, decision of a tribunal or otherwise, the remainder of this Engagement Letter shall not be affected thereby and, to this extent, the provisions of this Engagement Letter shall be deemed to be severable.

19.

Authority.  Each party represents and warrants that it has all requisite power and authority, and all necessary authorizations, to enter into and carry out the terms and provisions of this Engagement Letter.

20.

Independent Contractor Status.  In connection with this engagement, GCP is acting as an independent contractor with duties solely to the Company.

21.

No Amendment; Governing Law.  This Engagement Letter may not be amended or modified except in writing and shall be governed by and construed in accordance with the laws of the State of Texas, without regard to conflicts of law principles thereof.

22.

Non-Binding Obligation.  This letter reflects GCP's present intention of proceeding to work with the Company on the Offering.   GCP makes no representation that market conditions will support the Offering.  This Engagement Letter does not constitute a commitment on the part of the Company or GCP except as to the payment of certain fees as set forth in Paragraph 8 and the assumption of expenses as set forth in Paragraph 9 subject to the terms hereof, all of which shall constitute the binding obligations of the parties hereto and which shall survive the termination of this Engagement Letter in accordance with Section 15 of this Agreement, or the completion of the services furnished hereunder and shall remain operative and in full force and effect.

23.

Arbitration. Any controversy or claim arising out of this letter of intent or the Agency Engagement Letter, or the breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitration may be entered in any court having jurisdiction thereof.  The place for such arbitration shall be in Austin, Texas.  The arbitration agreement set forth herein shall not limit a court from granting a temporary restraining order or preliminary injunction in order to preserve the status quo of the parties pending arbitration.  Further, the arbitrator(s) shall have power to enter such orders by way of interim award, and they shall be enforceable in court.

We will be pleased to elaborate on any of the matters discussed in this letter at your convenience. We are delighted to accept this engagement and look forward to working with you on this assignment. Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed duplicate of this letter.

                                                                             Very truly yours,

                                                                             GRAY CAPITAL PARNTERS, LLC.

                                                                             By:   /s/ KYLE HOLLAND

Kyle Holland

Managing Director, Investment Banking

Accepted and Agreed to:

                                                                               SMARTE SOLUTIONS, INC.

                                                                                By:  /s/ BALA VISHWANATH

                                                                            Bala Vishwanath Chief Executive Officer

EXHIBIT A

STOCK OFFERING SERVICES PROPOSAL TO:

Smarte Solutions, Inc.

Gray Capital Partners, LLC provides clients conducting securities offerings with a comprehensive program of offering services designed to promote an orderly, efficient, cost-effective and long-term stock distribution. The following list is representative of the offerings services, if appropriate, we propose to perform on behalf of the Smarte Solutions, Inc. ("Company").

General Services

·

Assist management and legal counsel with the design of the transaction structure.

·

Assist in drafting and distribution of press releases as required or appropriate.

Offering Enhancement Services

·

Establish and manage Stock Information Center.  Stock Information Center personnel will track prospective investors; record stock orders; mail order confirmation; provide the Company's senior management with reports; answer customer inquiries; and handle special situations as they arise.

·

Assist in reviewing the Registration Statement and related marketing materials, including commenting on the marketing and other financial aspects of the document and other offering materials.

·

Prepare other marketing materials, including prospecting letters and brochures, and media advertisements.

·

Arrange logistics of information meeting(s) as required.

·

Attend and address information meeting(s) and be available to answer questions.

·

Broker-assisted sales services.

·

Arrange for broker information meeting(s) as required.

·

Prepare audio-visual presentation for broker information meeting(s).

·

Attend and address broker information meeting(s) and be available to answer questions.

EXHIBIT B

SB2 – PROGRAM OFFERING TERMS

ISSUER:

Smarte Solutions, Inc., a Delaware corporation (the “Company”).

	SCENARIO A	SCENARIO B
Money Raised in Offering (“Offering”) GCP Component of the Offering (“GCP Raise”)	Up to $4,750,000 $2,500,000	Up to $7,250,000 $5,000,000
Projected share price	$0.36	$0.36

CORPORATE EQUITY STRUCTURE:

FULLY DILUTED OUTSTANDING SHARES (FDOS)
Post Series A	24,200,998
NEW ESOP PLAN 5,000,000
PHASE II	SCENARIO A	SCENARIO B
FDOS Post Offering*	42,044,197	49,821,974
Post Offering Actual Dilution	34.12%	44.40%

-assumes current Preferred Warrant Holders will not exercise prior to IPO at which time it will expire due to the price of such warrants and associated restrictions with Rule 144.  Such preferred warrant holders could participate in the SB2 offering at a better price per share and without restrictions with Rule 144.

GRAY CAPITAL PARTNERS CONSIDERATION

ADVISORY FEE:

Upto $75,000 to pay for anticipated costs related to the proposed Offering customarily borne by issuers, including, without limitation, SEC, "Blue Sky," NASDAQ, American Stock Exchange and NASD filing and registration fees; the fees of accountants, attorneys, private placement memorandum and prospectus preparation, transfer agent and registrar, printing, mailing and marketing expenses associated with the Offering.  Smarte reserves the right to employ its own agents for activities related to Audit, Legal etc., in which case, such fees would not be paid to GCP.  The Fee described in this section, and detailed in Exhibit C shall be paid based on “actuals” (i.e., the amounts expended by GCP on behalf of the Company which amounts have been approved in writing by the Company).

CASH COMPENSATION:

Seven percent (7%) of the aggregate actual purchase price of the securities sold in the Offering via GCP ($2.5M min; $5M max)

Total	$175,000	$350,000

EQUITY COMPENSATION:

Combination of stock, issued at the offering price, and warrants.  The strike price and amount of the warrants to be received affects the value of the compensation received by GCP.  The following two options outline the compensation structure that GCP is willing to accept for services provided in participating in the Offering.  Warrants are not considered to be valued at a one to one ratio to a dollar of compensation received where stock issued at the Offering price is.  As demonstrated below, there is a discount applied to warrants and therefore the amount to be issued as compensation increases as the strike price increases.

TOTAL COMPENSATION:

                                The following table outlines two compensation options with varying equity structures.

SCENARIO A – RAISING  $2,500,000

OPTION 1
Cash Compensation	$175,000
Common Stock	69,445
Warrants
Percentage of stock in offering commensurate with GCP Raise	7%
Exercise price per share	$0.36
Number of warrants	486,112
Warrants for Market Making
Percentage of stock in offering commensurate with GCP Raise	4%
Exercise price per share	165% of offering price ($0.59)
Number of warrants	277,778

SCENARIO B – RAISING  $5,000,000

OPTION II
Cash Compensation	$350,000
Common Stock	138,889
Warrants
Percentage of stock in offering commensurate with GCP Raise	7%
Exercise price per share	$0.36
Number of warrants	972,223
Warrants for Market Making
Percentage of stock in offering commensurate with GCP Raise	4%
Exercise price per share	165% of offering price ($0.59)
Number of warrants	555,556

EXHIBIT C

SB-2 – PROGRAM OFFERING TERMS

TIMELINE FOR SB-2 OFFERING

1.

Company submits two years of financials to Auditor, commencing SEC qualified compilation

o

Time:

6 weeks

o

Cost:

$16,000

2.

Retain legal counsel

o

Time:

Duration of efforts

o

Cost:

$15,000

3.

Registration Statement document creation

o

Time:

4 weeks post receipt of audited financials

o

Cost:

$35,000

4.

Print 100 Offering Documents

o

Time:

1 week

o

Cost:

$1,000

5.

Offering closes with at least minimum subscription

o

GCP commits to raising a minimum of $1,000,000 within 30 days (“First Month”) of the date of this Engagement Letter

o

GCP commits to raising a minimum of $750,000 each month following the First Month

6.

Prepare SEC 15c211

7.

Conduct legal review of 15c211 and gain tradability opinion letter

o

Time:

1 week

o

Cost:

$5,000 to be posted to make market

8.

GCP will provide information to Market Makers who file 15c211 with the NASD

9.

Public trading commences

Start to finish timeline:

20 – 24 weeks

Total anticipated costs:

$75,000

*Anticipated costs and timelines are based on prior experience.  Actual costs will be directly passed through by GCP once determined by actual works performed, with no premium charged by GCP, if Company contracts GCP for such services.

EXHIBIT D

TIMELINE AND PLAN FOR SALE OF STOCK

RULE 144 LANGUAGE

All prior shareholders will be subject to Rule 144 from the effective date of the Offering.  Generally speaking, Rule 144 now provides an exemption from treatment as an underwriter for shareholders who resell their securities one (1) year following the original purchase from the issuer or an affiliate of the issuer.  Sales made after the one (1) year holding period must be made in market transactions or through a market maker, and such sales may require an opinion of counsel relative to the selling shareholders’ satisfactory compliance with the method of sale requirements, and the limitation on the number of shares being sold in accordance with the provisions of Rule 144.  Additionally, resale of the securities may be made only upon a registration of the securities, or upon satisfactorily demonstrating that an exemption from registration exists.  Generally speaking, during the first one (1) year after acquiring restricted securities, transfers may be made only on a limited, private basis not involving market transactions and if transfers are made, the securities will be reissued with restrictive legend.  Resale of securities issued without restrictive legends will likely be exempt from registration under federal and state law.

RESTRICTIVE LEGEND

THESE SECURITIES HAVE BEEN ACQUIRED PURSUANT TO AN INVESTMENT REPRESENTATION BY THE HOLDER AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED OR DONATED OR OTHERWISE TRANSFERRED, EXCEPT UPON THE ISSUANCE TO SMARTE SOLUTIONS, CORP.  A FAVORABLE OPINION OF COUNSEL AND THE SUBMISSION TO THE COMPANY OF OTHER EVIDENCE, SATISFACTORY TO IT AND AS REQUIRED BY COUNSEL TO THE COMPANY, THAT ANY SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED AND APPLICABLE STATE SECURITIES LAWS.

PERFORMANCE WINDOW AND CORPORATE GOVERNANCE

GCP acknowledges that it is aware that the Company may choose to adopt a Board resolution that would potentially allow for the Early Sale of a minority percentage of shares held by certain key investors in the event the public stock price achieves certain performance objectives.  For the purposes of this document, Early Sale shall mean the sale of shares into the public markets prior to the 12 month lock-up restriction generally known to be placed on the Rule 144 shares or prior to such time periods dictated by NASD and SEC regulations for stock held beyond a certain time period.  Any potential Early Sale would have to be conducted in concert with all NASD and SEC regulations permitting such sale.  GCP further acknowledges that it is aware that the Company may further choose to adopt a Board resolution that would govern Shorting of the Company stock by certain parties and Board resolution that would govern Take Over transactions of the Company stock in the public market.